UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 20, 2017
TRUPANION, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36537	83-0480694
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6100 4th Avenue S, Suite 200
Seattle, Washington 98108
(Address of principal executive offices, including zip code)

(855) 727 - 9079
(Registrant's telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry Into a Material Definitive Agreement.

On October 20, 2017, Trupanion, Inc. (the "Company") entered into a Second Lease Amendment (the "Lease Amendment") with Benaroya Capital Company, LLC, a Washington Limited Liability Company (the "Landlord"), which amends that certain Office Lease Agreement (“Lease”), dated as of August 10, 2015, as amended, by and between the Company and the Landlord.

Pursuant to the Lease Amendment, the Company will continue to lease the Premises in phases, with the full 107,642 square feet beginning on April 1, 2018. The lease will terminate on July 22, 2026. The Lease Amendment also provides for, among other things, a slight adjustment to the annual base rent.

The foregoing description of certain terms contained in the Lease Amendment is not complete, and is qualified in its entirety by reference to: (i) the terms and conditions of the actual Lease Amendment, which will be filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the period ending September 30, 2017, and (ii) the copy of the Lease, filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2015 with the Securities and Exchange Commission on November 5, 2015. Capitalized terms not defined herein are defined in the Lease.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUPANION, INC.

By:	/s/ Tricia Plouf
Name: Tricia Plouf
Title: Chief Financial Officer
Date: October 26, 2017